As filed with the Securities and Exchange Commission on December 21, 2016

Registration No. 333-210778

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
Form F-1 Registration Statement No. 333-210778
UNDER THE SECURITIES ACT OF 1933

PARNELL PHARMACEUTICALS HOLDINGS LTD
(Exact name of Registrant as specified in its charter)

Not Applicable
(Translation of Registrant’s name into English)

Australia	2834	Not Applicable
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

Unit 4, Century Estate
476 Gardeners Road
Alexandria 2015 NSW
Australia
Tel: 913-274-2100
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Robert T. Joseph
President and Chief Executive Officer
c/o Parnell, Inc.
7015 College Blvd, Level 6
Overland Park, KS 66211
Tel: 913-274-2100
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Guy P. Lander, Esq. Carter Ledyard & Milburn LLP Two Wall Street New York, NY 10005 Tel: 212-238-8619 Fax: 212-732-3232

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

REMOVAL OF SECURITIES FROM REGISTRATION STATEMENT

This Post-Effective Amendment No. 1 to Form F-1 Registration Statement (File No. 333-210778)  (the “Registration Statement”) is being filed pursuant to Item 9 of Form F-1 and Item 512(a)(3) of Regulation S-K under the Securities Act of 1933, as amended, to remove from registration those securities of the Registrant that were previously registered by the Registration Statement and that were not sold in the offering, if any.

The Registrant does not intend to use the Registration Statement to sell any other securities. Therefore, the offering is being terminated effective as of the close of business on December 30, 2016, and the Registrant hereby removes from registration any securities that remain unsold under the Registration Statement as of that time and date.

The Company intends to file a Form 15 to terminate its duty to file reports under Section 13(a) and 15(d) of the U.S. Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on POS AM (on Form F-1) and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, on this 21st day of December, 2016.

PARNELL PHARMACEUTICALS HOLDINGS LTD

By:	/s/ Robert T. Joseph
Name:	Robert T. Joseph
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 21st day of December, 2016.

Signature	Title
/s/ Robert T. Joseph	President, Chief Executive Officer and Director
Robert T. Joseph	(Principal Executive Officer)

/s/ Brad McCarthy	Chief Financial Officer and Director
Brad McCarthy	(Principal Financial Officer)

*	Chairman and Director
Alan Bell

*: Brad McCarthy
Attorney-in-fact